Exhibit 99.1

Media Contact:      Katie McDonald                    816-556-2365

Investor Contact:  Ellen Fairchild                       816-556-2083

GREAT PLAINS ENERGY & AQUILA FILE PROCEDURAL SCHEDULE FOR RESUMING MISSOURI HEARINGS AND EXTEND TERMINATION DATE

KANSAS CITY, Mo. (Jan. 31, 2008) -- Great Plains Energy, Inc. (NYSE: GXP), Kansas City Power & Light Company and Aquila have filed a proposed procedural schedule with the Missouri Public Service Commission suggesting dates for resuming regulatory hearings on the proposed acquisition of Aquila (NYSE: ILA) by Great Plains Energy.  Given the current status of the regulatory approval process, Great Plains, Black Hills Corporation  (NYSE: BKH) and Aquila have mutually provided notice to each other initially extending the termination dates for the acquisition and asset sale transactions to May 1, 2008, from February 6, 2008.  The transactions could close earlier than that date, depending on when the required regulatory consents are received and the other conditions to closing are satisfied.

“We requested in December a postponement of the regulatory hearings in Missouri while we worked on a revised proposal that would address the concerns raised by parties,” Michael Chesser, Chairman and CEO, Great Plains Energy, said. “We are continuing discussions with those parties about the revised proposal, but have filed a proposed procedural schedule in case we don’t reach an agreement.”

The companies proposed that hearings be resumed with the Missouri Public Service Commission beginning on March 17.  Hearings on the companies’ related application with the Kansas Corporation Commission are expected to start on February 12.  Approvals of the transactions by the Missouri, Kansas and Colorado regulatory commissions are still necessary for the transactions to be completed.

 “We remain firmly committed to this transaction,” Chesser said. “It will create a strong, regional utility that will provide savings to customers, growth for shareholders, increased reliability and environmental upgrades, and an improved total living environment for the community.”

About Great PlainsEnergy:
Great Plains Energy Incorporated (NYSE:GXP) headquartered in Kansas City, MO, is the holding company for Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest, and Strategic Energy L.L.C., a competitive electricity supplier.  More information about the company is available on the Internet at: http://www.greatplainsenergy.com.

FORWARD-LOOKING STATEMENTS
Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made.  Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisition or divestiture plans (including the acquisition of Aquila, Inc., and Aquila’s sale of assets to Black Hills Corporation); the outcome of Great Plains Energy’s review of strategic and structural alternatives for its subsidiary Strategic Energy, L.L.C.; and other risks and uncertainties.  Other risk factors are detailed from time to time in Great Plains Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.  This list of factors is not all-inclusive because it is not possible to predict all factors.